FDMP- Power of Attorney
POWER OF ATTORNEY
I, the undersigned, hereby constitute and appoint Bruce Jordan, Richard Contreras, Marissa "Louie" Tenazas and Monica
Vicente, each as my true and lawful attorney for me and in my name to sign or certify and file, or cause to be filed, with the appropriate authority any and all reports of profiles, in paper format or electronic format, relating to my ownership, direction, control or trading in the securities of Fresh Del Monte
Produce Inc. (hereinafter referred to as the "Corporation") and/or any company of which any of the foregoing corporations is an insider, which are required to be filed pursuant to the provisions of the
Securities Exchange Act of 1934 of the United States of America, and regulations and rules made pursuant thereto, and/or the laws, regulations and rules of any other jurisdictions in which such reports or profiles must be filed, as a consequence of my being, or being deemed to be, an insider of the Corporation and/or any of the Corporation's subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider. I hereby revoke any power of attorney heretofore made in this regard. This power of attorney shall remain effective until revoked in writing.

Dated at _Santiago_, __Chile______
    (City/Town)  (State/Province)

This _19th__ day of _March_, _2012_
        (day)        (month/year)

/s/ Sergio Mancilla_____
Signature

_Sergio Mancilla__
(Please print full name)

_/s/ Axel Gonzalez__
Witness

_Axel Gonzalez____
(Please print full name)